                                                                    Exhibit 23.6



                          CONSENT OF PROPOSED DIRECTOR


         The undersigned hereby consents to the reference to his name as a proposed director of PacificAmerica Money Center, Inc. ("PAMC"), and the inclusion of his biographical information, in the "Management" section of the Registration Statement on Form S-4 of PAMC and the Proxy Statement/Prospectus filed as a part of such Registration Statement.


Date:  April 19, 1996
Washington D.C.


                                  /s/ JAMES C. NEUHAUSER

                                   -----------------------------------
                                   JAMES C. NEUHAUSER